UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
__________________

Date of Report (Date of earliest event reported): February 27, 2009

ASIARIM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada (State or other jurisdiction of incorporation)	------------- (Commission File Number)	83-0500896 (IRS Employer Identification No.)

Suite 1601, 16/F Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+1 360 717 3641

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors, appointment of Principal Officers

On February 27, 2009, the Board of Directors of Asiairm Corporation appointed Mr. Ben Van Wijhe as member of the Company's Board of Directors in accordance to Clause 7.5 of the Shareholders' Agreement the Company entered on January 5, 2009.

For over the past 4 year, Mr. Van Wijhe has been the President & Chief Executive Officer of Commodore International Corporation ("CIC"). CIC is a holding company that holds the right for Commodore and develops innovative hardware products and digital media services. CIC is a Pinksheet Company that is quoted on the OTC bulletin board.

Mr. Van Wijhe has broad general management experience and proven ability to execute and deliver in digital media, telecom and technology sector.

There is no family relationship among the directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2009	ASIARIM CORPORATION

By: /s/ Te Hwai Ho --------------------------------- Name: Te Hwai Ho Title: President